EXHIBIT 10.2

                                 FIRST AMENDMENT
                            DATED AS OF JUNE 9, 2004

                                       TO

                            STOCK PURCHASE AGREEMENT
                            DATED AS OF APRIL 2, 2004

      This FIRST AMEMDMENT, dated as of June 9, 2004 (this "Amendment"), to the STOCK PURCHASE AGREEMENT, dated as of April 2, 2004 (the "Agreement"), by and among Pharmaceutical Resources, Inc., a Delaware corporation ("PRI"), Kali Laboratories, Inc., a New Jersey corporation ("Kali"), VGS Holdings, Inc., a New Jersey corporation ("VGS"), and the Kali Shareholders (as defined in the Agreement). Each of PRI, Kali, VGS and the Kali Shareholders is referred to herein individually, as a "Party" and collectively, as the "Parties." Capitalized terms used and not defined herein have the meanings set forth in the Agreement.

                                   WITNESSETH:

      WHEREAS, the Parties desire to amend the Agreement as provided in this Amendment; and

      WHEREAS, Section 12.10 of the Agreement permits such an amendment with the written consent of PRI and the Kali Shareholders' Rep.

      NOW, THEREFORE, the Parties hereby agree as follows:

      SECTION 1. DEFINITIONS.

           (a) The following definitions are hereby deleted from Section 1 of the Agreement: "Market Price Payment(s)" and "Market Value".

           (b) The  definition of "Initial ANDA  Threshold" is hereby amended by
(i) replacing the term "drug technology substantially developed by Kali" with the term "drug technology substantially developed by Kali (or its successor(s), by merger, consolidation or otherwise)" and (ii) adding the following sentence at the end of such definition:

      "Notwithstanding the forgoing, the date by which the Initial ANDA Threshold is to be achieved shall be extended, on a day-by-day basis, for any days during such period as to which the FDA or any other Governmental Authority prohibits or materially restricts the operation of the business of Kali (other than as a result of an act or omission of Mr. Subramanian)."

           (c) The  definition of "Second ANDA  Threshold" is hereby  amended by
(i) deleting the words "at least" that precede the words "twenty (20) ANDAs" in such definition, (ii) replacing the term "drug technology substantially developed by Kali" with the term "drug technology substantially developed by

Kali (or its successor(s), by merger, consolidation or otherwise)" and (iii) adding the following sentence at the end of such definition:

      "Notwithstanding the forgoing, the date by which the Second ANDA Threshold is to be achieved shall be extended, on a day-by-day basis, for any days during such period as to which the FDA or any other Governmental Authority prohibits or materially restricts the operation of the business of Kali (other than as a result of an act or omission of Mr. Subramanian)."

           (d) The following definitions are hereby added, in the appropriate alphabetical order, to Section 1 of the Agreement:

           "Third ANDA Payment" shall have the meaning set forth in Section 2.2(iii) hereof.

           "Third ANDA Threshold" means the filing (irrespective of whether accepted for filing by the FDA), in good faith, with the FDA by Kali, PRI (or any of its Affiliates) or any Kali Development Partner, in each case, with respect to a drug technology substantially developed by Kali (or its successor(s), by merger, consolidation or otherwise), of at least twenty-seven (27) ANDAs (including the ANDAs required in accordance with the achievement of the Initial ANDA Threshold and the Second ANDA Threshold) during the period from January 1, 2004 until the fourth (4th) anniversary of the Closing Date; provided, however, that if at least twenty-four (24) of such ANDAs have been filed with the FDA prior to the date that is forth-eight (48) months from the Closing Date, any new drug product that Kali has completed, or is actively conducting, a Biostudy in respect thereof as of such period shall count as an ANDA filed with the FDA if such new drug product is in fact later filed with the FDA on or prior to the later of (i) fifty-four (54) month-anniversary of the Closing Date or (ii) the Subramanian Termination Date. Notwithstanding the forgoing, the date by which the Third ANDA Threshold is to be achieved shall be extended, on a day-by-day basis, for any days during such period as to which the FDA or any other Governmental Authority prohibits or materially restricts the operation of the business of Kali (other than as a result of an act or omission of Mr. Subramanian).

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

      SECTION 2. AMENDMENTS.

           (a) Section 2.2(a)(iii) of the Agreement shall be deleted in its entirety and replaced with the following:

                "(iii) pay to the Kali Shareholders an additional $5,000,000 in cash (the "Third ANDA Payment") if, following the Closing, Kali shall achieve the Third ANDA Threshold."

           (b) Section 2.2(a)(iv) of the Agreement shall be amended to delete the reference to $57.92 and to replace it with "$47.00".

           (c) Section 2.2(b) of the Agreement shall be amended by deleting the first sentence of such Section in its entirety and replacing it with the following:

                "The Cash Purchase Price, as such may be adjusted pursuant to Sections 2.2(d) and 2.4 hereof, the Warrants, the Initial ANDA Payment (if any), the Second ANDA Payment (if any) and the Third ANDA Payment (if any) shall be allocated among the Kali Shareholders in the manner set forth on
      Schedule 2.2(b) hereto."

           (d) Section 2.2(e) of the Agreement shall be deleted in its entirety and replaced with the following:

           "(e) ANDA Payments. The Initial ANDA Payment shall be paid by wire transfer to the Kali Shareholders within ten (10) Business Days of, and subject to, the achievement of the Initial ANDA Threshold. The Second ANDA Payment (if
any) shall be paid by wire transfer to the Kali Shareholders within ten (10) Business Days of, and subject to, the achievement of the Second ANDA Threshold. The Third ANDA Payment (if any) shall be paid by wire transfer to the Kali Shareholders within five (5) Business Days of, and subject to, the achievement of the Third ANDA Threshold, the later of (i) the achievement of the Third ANDA Threshold and (ii) the second (2nd) anniversary of the Closing Date. Notwithstanding the foregoing, neither the Initial ANDA Payment, the Second ANDA Payment nor the Third ANDA Payment shall be due and payable if, at or prior to the time that the applicable condition to such payment shall have otherwise been achieved, a material breach of Sections 6.4, 6.5, 6.9 or 6.10 hereof shall have occurred.

           (f) The second sentence of Section 2.5(b) of the Agreement shall be amended by deleting the term "Market Price Payment" and replacing it with the term "Third ANDA Payment".

           (g) The first sentence of Section 6.20 of the Agreement shall be amended by deleting the reference to "thirty (30) months" and replacing it with "forty-eight (48) months".

           (h) The ninth sentence of Section 7.4 of the Agreement shall be amended by deleting the term "Market Price Payment(s)" and replacing it with the term "Third ANDA Payment".

           (i) The requirement that each Kali shareholder execute and deliver certificates of Non-Foreign Status certifying that such Shareholders are not foreign Persons subject to withholding under Code Section 1445, shall be deleted from Section 2.3(c)(i).

           SECTION 3. EFFECT OF AMENDMENT. Upon execution of this Amendment, the Agreement shall be, and be deemed to be, amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Parties shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and all the terms of this Amendment shall be and be deemed to be part of the terms of the Agreement for any and all purposes. Except as expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      SECTION 4. BINDING EFFECT. The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

      SECTION 5. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                        [NEXT PAGE IS THE SIGNATURE PAGE]

      IN WITNESS WHEREOF, each of PRI and the Kali Shareholders' Rep, on behalf of Kali, VGS and the Kali Shareholders, has caused this Amendment to be duly executed and delivered as of the date hereof.

                                PHARMACEUTICAL RESOURCES, INC.


                                By: /s/ Scott Tarriff
                                    --------------------------------------------
                                    Name:  Scott Tarriff
                                    Title: President and Chief Executive Officer



                                Kali Shareholders' Rep:


                                /s/ Veerappan Subramanian, Ph.D
                                ------------------------------------------------
                                Veerappan Subramanian, Ph.D.

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